Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Akari Therapeutics, PLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $0.0001 per share (1)	457	(o)	—	—	—	—	—
Fees to Be Paid	Other	Warrants	457	(o)	—	—	—	—	—
Fees to Be Paid	Other	Units (2)	457	(o)	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (3)	457	(o)	—	—	$75,000,000	$0.0001531	$11,482.50
Fees Previously Paid	—	—	—		—	—	—	—	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$75,000,000		$11,482.50
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$11,482.50

(1)	The ordinary shares registered hereby will be represented by the registrant’s American Depositary Shares (“ADSs”), each of which will represent two thousand (2,000) ordinary shares of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under three separate registration statements on Form F-6 (File Nos.: 333-185197, File No. 333-234213 and File No: 333-262049).

(2)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(3)	There are being registered hereunder such indeterminate number of ordinary shares; such indeterminate number of warrants to purchase ordinary shares and such indeterminate number of units consisting of any combination of ordinary shares and/or warrants as may be sold by the registrant as shall have an aggregate initial offering price not to exceed $75,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).